Beckstead and Watts. LLP
----------------------------
Certified Public Accountants
                                                   2425 W. Horizon Ridge Parkway
                                                              Henderson.NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax
February 2, 2005


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


The firm of Beckstead and Watts, LLP was previously principal accountant for Energenx, Inc. (formerly Edward II, Inc.) (the "Company") and reported on the financial statements of the Company for the period ended March 31, 2004, and reviewed the quarters ended June 30, 2004 and September 30, 2004. Effective January 28, 2005, we were terminated by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated January 28, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Williams & Webster, PS, Certified Public Accountants, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP

Beckstead and Watts. LLP
----------------------------
Certified Public Accountants
                                       2425 W. Horizon Ridge Parkway
                                                 Henderson, NV 89052
                                                    702.257.1984 tel
                                                    702.362.0540 fax

                          VIA FACSIMILE

February 2, 2005

Mr. Gary A. Bedini
Energenx, Inc. (formerly Edward II, Inc.)
6200 E. Commerceloop
Post Falls, Idaho 83854

Dear Mr. Bedini:

We were notified today that we were terminated as the principal auditor for Energenx, Inc. (formerly Edward II, Inc.) effective on January 28, 2005.

This is also to confirm that the client-auditor relationship between Energenx, Inc. (formerly Edward II, Inc.) (Commission File Number 000-50739) and Beckstead and Watts, LLP has ceased.

Sincerely,


/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP


cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, D.C. 20549